Exhibit 99.1
CAPE BANCORP, INC. REPORTS
FOURTH QUARTER and ANNUAL 2009 RESULTS
Cape May Court House, New Jersey, January 28, 2010 — Cape Bancorp, Inc. (“Cape Bancorp” or the “Company”) (NASDAQ: “CBNJ”), the parent company of Cape Bank, announces its operating results for the quarter and year ended December 31, 2009.
For the quarter ended December 31, 2009, Cape Bancorp reported net income of $1.2 million, or $.10 per share, compared to net loss of $19.1 million or $1.55 per share for the linked quarter ended September 30, 2009. We are providing linked quarter information in order to provide meaningful insight into the effects of the economic downturn on our business. The following is a summary of significant differences in the components comprising net income for the linked quarters: loan loss provision Q3 2009 — $9.8 million, Q4 2009 — $785,000; loan related expense Q3 2009 — $379,000, Q4 2009 — $1.1 million; other-than-temporary-impairment (OTTI) Q32009 — $799,000, Q4 2009 — $292,000; other real estate owned (OREO) expense Q3 2009 — $92,000, Q4 2009 — $431,000; income tax expense Q3 2009 — $12.6 million primarily related to the establishment of a deferred tax asset allowance, Q4 2009 — no tax expense.
The net loss for the year ended December 31, 2009 was $17.9 million, or $1.45 per share compared to a net loss of $42.5 million or $3.49 per share for the year ended December 31, 2008. The following is a summary of significant differences in the components comprising the net loss for the years ended December 31, 2008 and 2009: loan loss provision 2008 — $9.0 million, 2009 — $13.2 million; loan related expense 2008 — $280,000, 2009 — $1.8 million; other-than-temporary-impairment (OTTI) 2008 — $15.6 million, 2009 — $5.1 million; FDIC Insurance premium 2008 — $525,000, 2009 — $1.7 million; other real estate owned (OREO) expense 2008 — $4,000, 2009 — $628,000; donation in 2008 to create Cape Charitable Foundation $6.3 million, 2009 — no Cape Charitable Foundation contribution required in 2009; goodwill impairment 2008 — $31.8 million, 2009 — no impairment; income tax expense 2008 — $8.2 million tax benefit, 2009 — $12.0 million tax expense primarily related to the establishment of a deferred tax asset allowance.
At December 31, 2009, Cape Bancorp’s total assets increased to $1.073 billion from $1.067 billion at September 30, 2009, an increase of $6.0 million or 0.56%. Total assets decreased $17.9 million or 1.64% from December 31, 2008.
Cape Bancorp’s total net loans decreased to $789.5 million at December 31, 2009, from $789.6 million at September 30, 2009, a decrease of $149,000 or 0.02%. This change is the net result of a decrease in commercial loans of $1.9 million, offset in part by an increase in mortgage loans of $1.0 million, an increase in consumer loans of $314,000 and a decrease in the allowance for loan losses of $467,000. Net loans increased $5.6 million or 0.71% since December 31, 2008.
Delinquent loans decreased $2.7 million to $34.4 million or 4.3% of total gross loans at December 31, 2009 from $37.1 million, or 4.6% of total gross loans at September 30, 2009. Total delinquent loans by portfolio at December 31, 2009 were comprised of $26.8 million of commercial mortgage and commercial business loans, $6.7 million of residential mortgage loans and $941,000 of consumer loans. Delinquent loan balances by number of days delinquent were: 31 to 59 days — $3.2 million; 60 to 89 days — $2.5 million; 90 days and greater — $28.7 million. Additionally, at December

31, 2009, Cape Bancorp had $4.5 million(of which one loan in the amount of $92,000 is 60 to 89 days delinquent) of loans that were performing in accordance with their repayment terms but the Company was not accruing interest because of deterioration in the financial condition of the borrower. These loans consist of six secured commercial loans represented by three borrowers, one of whom has four loans totaling $4.2 million, and each of the remaining two borrowers with balances of $46,000 and $214,000 respectively.
At December 31, 2009, the Company had $33.2 million in non-performing loans or 4.14% of total gross loans, a decrease of $3.1 million from $36.3 million or 4.52% at September 30, 2009. Total non-performing loans by portfolio were comprised of $29.5 million of commercial loans, $3.3 million of mortgage loans and $482,000 of consumer loans. Of these stated delinquencies, the Company had $1.3 million of loans that were 90 days or more delinquent and still accruing (6 residential mortgage loans for $1.2 million and 1 consumer loan for $84,000). These loans are well secured and we anticipate no losses will be incurred. Of the commercial non-performing loans, $3.5 million (13 loans or 12%) were secured by residential, duplex and multi-family properties, $3.6 million (9 loans or 12%) were secured by land and building lots, $2.2 million (8 loans or 7%) were secured by retail stores, $4.6 million (10 loans or 15%) were secured by restaurant properties, $2.0 million (2 loans or 7%) were secured by marina properties, $1.8 million (2 loans or 6%) were secured by auto dealerships, $2.9 million ( 6 loans or 10%) were secured by B&B and hotels and $8.9 million (21 loans or 28%) were secured by commercial buildings and equipment. The three largest relationships in this category of non-performing loans are $4.4 million, $2.8 million, and $2.0 million.
At December 31, 2009, Cape Bancorp’s allowance for loan losses decreased to $13.3 million from $13.8 million at September 30, 2009, a decrease of $467,000 or 3.39%. At December 31, 2008 the balance for allowance for loan losses was $11.2 million. The allowance for loan loss ratio decreased to 1.66% of gross loans at December 31, 2009 from 1.71% of gross loans at September 30, 2009. The allowance for loan loss ratio at December 31, 2008 was 1.41%. The allowance for loan losses to non-performing loan coverage ratio increased to 40.04% at December 31, 2009 from 37.93% at September 30, 2009. Charge-offs during the quarter ended December 31, 2009 were $1.4 million compared to $8.1 million for the quarter ended September 30, 2009. Charge-offs for the year ended December 31, 2009 were $11.7 million compared to $5.7 million for the year ended December 31, 2008. Loan loss recoveries totaled $159,000 for the quarter ended December 31, 2009, compared to $9,000 for the quarter ended September 30, 2009. Loan loss recoveries for the year ended December 31, 2009 were $568,000 compared to $27,000 for the year ended December 31, 2008.
OREO increased to $4.8 million at December 31, 2009 from $508,000 at September 30, 2009. During the quarter ended December 31, 2009 four residential and six commercial properties were placed into OREO at values of $2.4 million and $3.3 million respectively. Also, one of the residential properties placed into OREO during the fourth quarter was sold for a net loss of $313,000. Currently, the Bank has two of the OREO properties, carried at an aggregate value of $3.3 million, under contract to sell at prices greater than their current carrying value in OREO. Both transactions are scheduled to close prior to March 31, 2010. OREO as of December 31, 2008 was $798,000.
Cape Bancorp’s total investment securities portfolio decreased to $152.8 million at December 31, 2009, from $156.5 million at September 30, 2009, a decrease of $3.7 million or 2.4%. Effective

December 31, 2009 the Company re-classified the Held-To-Maturity (HTM) portion of it’s investment portfolio, with a market value of $44.5 million and an amortized cost of $43.0 million to Available-For-Sale (AFS). This change in classification provides flexibility and enables the Company to respond more effectively to changes in market value of the investment portfolio as well as enhances its sources of liquidity. At December 31, 2009, the cost basis of the collateralized debt obligation (CDO) portion of the investment portfolio securities was $13.0 million with a fair market value of $1.5 million. For the quarter ended December 31, 2009 Cape Bancorp recognized a credit related OTTI charge of $292,000 on the CDO portion of the investment portfolio. For the year ended December 31, 2009, a credit related OTTI charge of $5.1 million was recognized by the Company as compared to $15.6 million for the year ended December 31, 2008.
At December 31, 2009, Cape Bancorp’s total deposits decreased to $736.6 million from $763.4 million at September 30, 2009, a decrease of $26.8 million or 3.51%. Decreases in certificates of deposit ($20.3 million), brokered deposits ($8.5 million) and internal accounts ($4.3 million) were partially offset by increases of $5.3 million in core deposit accounts (interest-bearing and non-interest-bearing checking accounts, MMDA and savings accounts), and $1.0 million in Certificate of Deposit Account Registry Service (CDARS) deposits. The decrease in certificates of deposit resulted directly from deposit repricing strategies. Total deposits increased $25.5 million or 3.58% from December 31, 2008.
At December 31, 2009, Cape Bancorp’s total borrowings increased to $204.0 million from $173.5 million at September 30, 2009, an increase of $30.5 million or 17.55%. Total borrowings decreased $30.5 million or 13.01% from the December 31, 2008 balance of $234.5 million.
Cape Bancorp’s total equity increased to $126.5 million at December 31, 2009 from $124.7 million at September 30, 2009, an increase of $1.8 million or 1.50%. The increase in equity was attributable to the net income of $1.2 million and a decrease in accumulated other comprehensive loss, net of tax of $568,000. This decrease in accumulated other comprehensive loss is primarily a result of the portfolio gains net of tax arising from the reclassification of the HTM investment portfolio to AFS. Cape Bank continued to maintain its well capitalized status for regulatory purposes.
Michael D. Devlin, President and Chief Executive Officer of Cape Bancorp and Cape Bank, provided the following statement:
We are very pleased to announce earnings for the fourth quarter.
Of equal importance, we saw positive movement with our troubled assets as properties completed the long foreclosure process allowing for their sale. Two of the additions to OREO are under agreement and are scheduled to close within the first quarter at prices that meet or exceed their book value. Overall, it appears that more troubled assets are closer to disposition with fewer loans entering the workout process. This coupled with a moderating commercial loan delinquency trend is prompting some modest optimism.
We recognize that the first quarter is the low point in cash flows for many of our seasonal customers and we are alert to potential loan deterioration due to this factor. Preliminary indications are that the past season was off 7% to 10% for most industries—painful, but generally not catastrophic. It also appears that the decline was as much weather related (23 days of rain in June) as due to economically burdened families foregoing vacation.
While 2010 may not be a return to a robust economy, we believe it may be an improvement over our recent history. Management will continue to focus on two areas that it believes will provide the greatest value to shareholders—enhance earnings and reduce troubled assets.

SELECTED FINANCIAL DATA
(unaudited)
Cape Bancorp Inc.

		Three Months Ended
	YTD 2009	December 31, 2009	September 30, 2009	December 31, 2008
	(dollars in thousands, except per share data)
Statements of Income Data:
Interest income	$54,533	$13,189	$13,409	$14,471
Interest expense	19,028	4,260	4,487	5,664

Net interest income	35,505	8,929	8,922	8,807
Provision for loan losses	13,159	785	9,765	6,860

Net interest income after provision for loan losses	22,346	8,144	(843)	1,947
Non-interest income	932	908	888	(11,997)
Non-interest expense	29,168	7,822	6,609	38,251

Income (loss) before income taxes	(5,890)	1,230	(6,564)	(48,301)
Income tax expense (benefit)	12,011	0	12,571	(6,125)

Net income (loss)	$(17,901)	$1,230	$(19,135)	$(42,176)

Earnings (loss) per share1	$(1.45)	$0.10	$(1.55)	$(3.43)

Average shares outstanding	12,312,714	12,328,321	12,317,638	12,285,267

Shares issued		13,313,521	13,313,521	13,313,521

Statements of Condition Data (Period End):
Investments		$152,815	$156,455	$163,480
Loans, net of allowance		789,473	789,622	783,869
Allowance for loan losses		13,311	13,778	11,240
Total assets		1,072,821	1,067,239	1,090,735
Total deposits		736,587	763,420	711,130
Total borrowings		203,981	173,532	234,484
Total equity		126,548	124,681	140,725

Statements of Condition Data (Average Balance):
Total interest-earning assets	$1,004,376	$991,773	$1,004,220	$1,014,972
Total interest-bearing liabilities	880,152	870,796	872,223	880,005

Operating Ratios:
ROAA	-1.64%	0.46%	-6.98%	-14.94%
ROAE	-12.89%	3.89%	-52.87%	-96.08%
Yield on Earning Assets	5.43%	5.28%	5.30%	5.78%
Cost of Interest Bearing Liabilities	2.16%	1.94%	2.04%	2.56%
Net interest margin	3.54%	3.57%	3.52%	3.52%
Efficiency ratio2	69.19%	77.23%	66.00%	382.55%
Equity to assets (end of period)		11.80%	11.68%	12.90%
Tangible equity/tangible assets		9.85%	9.72%	10.99%
Non-performing loans to total gross loans		4.14%	4.52%	2.65%
Allowance for loan losses to non-performing loans		40.04%	37.93%	53.39%
Allowance for loan losses to total gross loans		1.66%	1.71%	1.41%
Book value		$9.51	$9.37	$10.57
Tangible book value		$7.76	$7.62	$8.81
Stock price		$6.72	$7.68	$9.25
Price to book value		70.66%	81.96%	87.51%
Price to tangible book value		86.60%	100.79%	104.99%

[1]	Earnings Per Share calculations use average outstanding shares which include earned ESOP shares.

[2]	excludes a $1.234 million severence payout to Cape Bancorp’s former CEO 2009 1st QTR, & 2009 YTD

DELINQUENCY TABLE
(unaudited)
Delinquent Loan Summary

	12/31/2009			9/30/2009			12/31/2008
	Balances	% total loans	# Loans	Balances	% total loans	# Loans	Balances	% total loans	# Loans
Period Ending:
31-59	3,205,196	0.40%	20	2,277,136	0.28%	19	5,938,319	0.75%	47
60-89	2,503,662	0.31%	11	3,765,938	0.47%	21	6,277,807	0.79%	9
90+	28,707,814	3.58%	86	31,031,782	3.86%	85	21,047,651	2.65%	60

	34,416,672	4.29%		37,074,856	4.61%

Non-Accrual Other	4,540,114	0.57%	10	5,297,987	0.66%	15

Total Delinquency:	38,956,785	4.85%	127	42,372,843	5.27%	140	33,263,777	4.18%	116

Total Loans Total:		802,783,902			803,399,926			795,109,112

Days	CML	IL	ML	CML	IL	ML	CML	IL	ML
31-59	913,278	408,681	1,883,237	986,732	635,924	654,480	2,642,290	514,190	2,781,839
60-89	903,146	49,911	1,550,604	2,497,843	377,240	890,856	6,050,199	122,274	105,334
90+	24,975,069	482,137	3,250,608	26,582,247	444,947	4,004,587	18,895,917	338,547	1,813,187

	26,791,493			30,066,822

Non-Accrual Other*	4,540,114	—	—	5,297,987	—	-

Total Delinquency by Type	31,331,607	940,729	6,684,449	35,364,809	1,458,110	5,549,924	27,588,406	975,011	4,700,360
Total Loans by Type	506,364,068	48,879,352	247,540,482	508,307,575	48,565,587	246,526,764	510,965,814	48,350,426	235,792,872
% of Total Loans in Type	6.19%	1.92%	2.70%	6.96%	3.00%	2.25%	5.40%	2.02%	1.99%

Total Delinquency		38,956,785			42,372,843			33,263,777

*	Non-Accrual Other means loans that are less than 90 days past due or current for interest payments that are classified by management as non-performing and are accounted for on a cash basis.

For further information contact Guy Hackney, Chief Financial Officer, Cape Bancorp: (609) 465-5600.
Forward Looking Statements
This press release discusses primarily historical information. However, certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Further information on factors that could affect Cape Bancorp’s financial results can be found in the Cape Bancorp’s Form 10-K for the Year Ended December 31, 2008, which was filed by Cape Bancorp with the Securities and Exchange Commission on March 16, 2009.